Exhibit 99.2

TENGJUNXIANG BIOTECHNOLOGY LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$18,958	$6,238
Advance to suppliers	504,982	377,088
Inventories, net	2,995,372	2,797,060
Prepaid taxes	678,651	653,479
Other receivable	897	882
Total Current Assets	4,198,860	3,834,747

Property and equipment, net	724,474	906,845
Construction in progress	8,626,576	8,283,595
Operating lease right-of-use assets	-	2,827

Total Assets	$13,549,910	$13,028,014

Liabilities and Deficit

Current Liabilities
Short-term loan	$-	$459,770
Accounts payable	259,280	256,234
Advances from customers	13,968	13,793
Lease liabilities - current	-	2,827
Loan from third parties	1,501,381	459,770
Due to related parties	12,995,848	12,789,537
Accrued liabilities and other payables	470,002	224,198
Total Current Liabilities	15,240,479	14,206,129

Total Liabilities	15,240,479	14,206,129

Deficit
Common stock; US$0.0001 par value 50,000 shares authorized, 500,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020*	50,000	50,000
Additional paid-in capital	1,518,304	1,518,304
Accumulated deficit	(3,100,692)	(2,605,211)
Accumulated other comprehensive loss	(158,181)	(141,208)
Total Deficit	(1,690,569)	(1,178,115)

Total Liabilities and Deficit	$13,549,910	$13,028,014

*	The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these financial statements

TENGJUNXIANG BIOTECHNOLOGY LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Sales revenue, net	$-	$37	$-	$286
Cost of goods sold	-	5	-	57
Gross profit	-	32	-	229
Selling and marketing expenses	9,188	27,041	26,066	67,932
General and administrative expenses	98,362	128,592	462,167	394,680
Total operating expenses	107,550	155,633	488,233	462,612
Loss from operations	(107,550)	(155,601)	(488,233)	(462,383)
Interest income (expense)	18	(4,954)	(4,959)	(10,029)
Other income (loss), net	230	206	(2,289)	(17,801)
Loss before provision for income taxes	(107,302)	(160,349)	(495,481)	(490,213)
Provision for income taxes	-	-	-	-
Net loss	(107,302)	(160,349)	(495,481)	(490,213)

Other comprehensive income (loss):
Foreign currency translation loss	(3,676)	(32,964)	(16,973)	(25,301)
Comprehensive loss	$(110,978)	$(193,313)	$(512,454)	$(515,514)

The accompanying notes are an integral part of these financial statements.

TENGJUNXIANG BIOTECHNOLOGY LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

(UNAUDITED)

					Accumulated
					Other	Total
	Common Stock *		Capital	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Amount	Deficit	Loss	Deficit
Balance at December 31, 2020	500,000,000	$50,000	$1,518,304	$(2,605,211)	$(141,208)	$(1,178,115)
Net loss				(166,100)		(166,100)
Foreign currency translation					6,598	6,598
Balance at March 31, 2021	500,000,000	50,000	1,518,304	(2,771,311)	(134,610)	(1,337,617)
Net loss				(222,079)		(222,079)
Foreign currency translation					(19,895)	(19,895)
Balance at June 30, 2021	500,000,000	50,000	1,518,304	(2,993,390)	(154,505)	(1,579,591)
Net loss				(107,302)		(107,302)
Foreign currency translation					(3,676)	(3,676)
Balance at September 30, 2021	500,000,000	$50,000	$1,518,304	$(3,100,692)	$(158,181)	$(1,690,569)

*	The shares amounts are presented on a retroactive basis.

					Accumulated
					Other	Total
	Common Stock *		Capital	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Amount	Deficit	Loss	Deficit
Balance at December 31, 2019	500,000,000	$50,000	$1,518,304	$(1,914,325)	$(73,007)	$(419,028)
Net loss				(147,856)		(147,856)
Foreign currency translation					9,176	9,176
Balance at March 31, 2020	500,000,000	50,000	1,518,304	(2,062,181)	(63,831)	(557,708)
Net loss				(182,008)		(182,008)
Foreign currency translation					(1,513)	(1,513)
Balance at June 30, 2020	500,000,000	50,000	1,518,304	(2,244,189)	(65,344)	(741,229)
Net loss				(160,349)		(160,349)
Foreign currency translation					(32,964)	(32,964)
Balance at September 30, 2020	500,000,000	$50,000	$1,518,304	$(2,404,538)	$(98,308)	$(934,542)

*	The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these financial statements

TENGJUNXIANG BIOTECHNOLOGY LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(495,482)	$(490,212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	235,666	198,081
Changes in net assets and liabilities:
Inventories	(162,218)	(238,009)
Advance to suppliers	(122,611)	(6,221)
Prepaid expenses and other current assets	(24)	(906)
Prepaid taxes	(16,805)	130,987
Accounts payable	(198)	(14,578)
Advance from customers	-	4,290
Tax payable	33,600	-
Accrued liabilities and other payables	208,362	59,627
Net cash used in operating activities	(319,710)	(356,941)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(42,611)	(54,714)
Payments for construction in progress	(237,094)	(122,427)
Net cash used in investing activities	(279,705)	(177,141)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank loan	(463,671)	429,011
Proceeds from loan from third parties	1,031,514	429,011
Net proceeds from loans from related parties	44,160	(370,349)
Net cash provided by financing activities	612,003	487,673

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	132	355

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,720	(46,054)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	6,238	68,751
CASH AND CASH EQUIVALENTS, ENDING BALANCE	$18,958	$22,697
	-	-
SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$4,961	$10,042

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUNXIANG BIOTECHNOLOGY LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Tengjunxiang Biotechnology Ltd. (“Tengjunxiang” or the “Company”) is a holding company incorporated in the Cayman Islands on July 19, 2021. The Company engages in processing, packaging, distribution and sale of dandelion teas, producing and sale of water purifiers in China through its subsidiaries in the People’s Republic of China (the “PRC”).

On August 5, 2021, Tengjunxiang formed a wholly-owned subsidiary, Tengjunxiang Biotechnology HK Limited (“Tengjunxiang HK”), under the laws of Hong Kong. Shandong Minfu Biology Science and Technology Co., Ltd. (“Shandong Minfu”) is a company incorporated under the laws of the PRC on August 29, 2021. Tengjunxiang HK owns all of the equity interests in Shandong Minfu, a wholly-foreign owned entity formed (“WFOE”) under the laws of PRC.

Shandong Tengjunxiang Biotechnology Co., Ltd (“Shandong Tengjunxiang”) was incorporated under the laws of PRC on June 27, 2014. Jinxiang County Kanglong Water Purification Equipment Co., Ltd (“Jinxiang Kanglong”), a wholly-owned subsidiary of Shandong Tengjunxiang, was formed under the laws of the PRC on January 6, 2015. Shangdong Tengjunxiang and Jinxiang Kanglong have been under common control. Shandong Tengjunxiang and its subsidiary, Jinxiang Kanglong are primarily engaged in processing, packaging, distribution and sale of dandelion teas, and producing and sale of water purifiers in China. The Company plans to increase its tea processing and water purifier production lines, and expand its sales channels in the next one to two years.

On December 15, 2021, all shareholders and the Board of Shandong Tengjunxiang agreed to increase its registered capital to RMB 100 million, of which RMB 94.95 million shall be contributed by Shandong Minfu and the remaining RMB 5.05 million shall be contributed by fourteen other shareholders. On December 16, 2021, the Company completed its restructuring transaction (the “Restructuring Transaction”), and Tengjunxiang, through its subsidiaries, directly owns 94.95% of the ownership of Shandong Tengjunxiang and becomes the controlling shareholder of Shandong Tengjunxiang.

All of these entities are under common control of Mr. Xianchang Ma, the controlling shareholder of Tengjunxiang, before and after the Restructuring Transaction, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Restructuring Transaction became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

COVID - 19

A novel strain of coronavirus, or COVID-19, was first identified in China in December 2019, and subsequently declared a pandemic on March 11, 2020 by the World Health Organization. As a result of the COVID-19 pandemic, all travels had been severely curtailed to protect the health of the Company’s employees and comply with local government guidelines. The COVID-19 pandemic has had an adverse effect on the Company’s business. Although China has already begun to recover from the outbreak of COVID-19 and the Company’s business has gone back to normal, the epidemic continues to spread on a global scale and there is a risk of the epidemic returning to China in the future, thereby causing further business interruption. The full impact of the pandemic on the Company’s business, operations and financial results depends on various factors that continue to evolve, which the Company may not be able to accurately predict for now.

NOTE 2. GOING CONCERN

These consolidated financial statements have been prepared on the basis of accounting principles applicable to going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $495,481 and $490,213 for the nine months ended September 30, 2021 and 2020, respectively, and working capital deficit of $11,041,619 and $10,371,382 as of September 30, 2021 and December 31, 2020, respectively. Additionally, the Company had an accumulated deficit of $3,100,692 as of September 30, 2021. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. The Company can give no assurances that any additional capital that it is able to obtain, if any, will be sufficient to meet its needs.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related party(ies). However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Consolidation

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the accounts of Tengjunxiang, Tengjunxiang HK, Shandong Minfu, Shandong Tengjunxiang and its subsidiary, Jinxiang Kanglong. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Advance to suppliers

The Company makes advances to certain vendors for construction and purchase of equipment. The Company had advance to suppliers of $504,982 and $377,088 as of September 30, 2021 and December 31, 2020, respectively. Based on management’s evaluation, no allowance for advances to suppliers was recorded as of September 30, 2021 and December 31, 2020.

Inventories

The Company’s inventories primarily consist of dandelion teas and water purifiers. Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Inventories consist of raw materials, goods in process, and finished goods. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. No reserve for inventory was established as of September 30, 2021 and December 31, 2020.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Buildings and improvements	3-5 years
Machinery and equipment	3-10 years
Office furniture and equipment	3 years
Vehicles	5 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized and transferred to property and equipment on completion, at which time depreciation commences.

Construction in Progress

Construction in progress represents direct costs of construction, interest and design fees incurred. No interest was capitalized for the nine months ended September 30, 2021 and 2020. Capitalization of these costs ceases and the construction in progress is transferred to property, plant, and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is recognized until it is completed and ready for intended use. Construction in progress as of September 30, 2021 and December 31, 2020 was $8,626,576 and $8,283,595, respectively.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment for the nine months ended September 30, 2021 and 2020 based on management’s evaluation.

Value added tax (“VAT”)

All China-based enterprises are subject to a VAT imposed by the PRC government on their domestic product sales and services. The Company’s subsidiaries in the PRC are subject to VAT at rates ranged from 0% to 17% on proceeds received from customers, and are entitled to a deduction for VAT already paid or borne on the products purchased by them. The VAT payable will be presented on the balance sheets when input VAT is less than the output VAT. Receivable balance, prepaid VAT, will be presented on the balance sheets when input VAT is larger than the output VAT.

Advances from customers

Payments received before all the relevant criteria for revenue recognition are satisfied are recorded as advance from customers. When all revenue recognition criteria are met, the advances from customers are recognized as revenue.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. To determine the revenue to be recognized, the Company applies the following five-step model:

●	identify arrangements with customers;

●	identify performance obligations;

●	determine transaction price;

●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and

●	recognize revenue as performance obligations are satisfied.

The Company generates revenues mainly from sales of packaged dandelion teas and water purifiers. Revenue from the sales of goods is recognized when the control over the promised goods is transferred to customers.

Cash payments received or due from customers before revenue recognized are recorded as advances from customers. The advance from customers is recognized as revenue when the Company’s performance obligation is completed.

Cost of goods sold

Cost of goods sold consists primarily of direct raw material cost, direct labor cost, and cost of manufacturing overheads including depreciation of production equipment.

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising costs, agency fees and costs for promotional materials.

Advertising expenses are charged to the consolidated statements of operations and comprehensive loss in the period incurred. The amounts of advertising expenses incurred were $2,534 and $405 for the nine months ended September 30, 2021 and 2020, respectively.

General and administrative expenses

General and administrative expenses primarily consist of payroll and benefit costs for corporate employees, legal, consulting, professional expenses, rental expenses and other corporate overhead costs.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on their cash in these bank accounts.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Related parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 11). Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The functional currency of the Company and its subsidiaries is the Chinese Yuan or Renminbi (“RMB”). The Company’s subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. For the Company and its subsidiaries whose functional currencies are other than the U.S. dollar, all asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at the historical rates and items in the income statement and cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Fair Values of Financial Instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company’s financial instruments primarily consist of cash and cash equivalents, other receivables, advances to suppliers, accrued expenses, other payables, and related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Lease

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.
Use of hindsight	The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.
Reassessment of existing or expired land easements

The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The adoption of ASC 842 had no material impact on the Company’s consolidated balance sheets, results of operations or cash flows. In addition, the adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of retained earnings (accumulated deficit). Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business as two operating segments, dandelion teas and water purifier, all of which are located in the PRC. All of its revenues are derived in the PRC. All long-lived assets are located in PRC.

The following table shows the Company’s operations by business segment for the three and nine months ended September 30, 2021 and 2020:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net revenue
Dandelion teas	$-	$-	$-	$-
Water purifier	-	37	-	286
Total revenues, net	$-	$37	$-	$286

Cost of goods sold
Dandelion teas	$-	$-	$-	$-
Water purifier	-	5	-	57
Total cost of goods sold	$-	$5	$-	$57

Gross profit
Dandelion teas	$-	$-	$-	$-
Water purifier	-	32	-	229
Gross profit	$-	$32	$-	$229

Operating expenses
Dandelion teas	$89,216	$136,076	$432,713	$394,140
Water purifier	18,334	19,557	55,520	68,472
Total operating expenses	$107,550	$155,633	$488,233	$462,612

Loss from operations
Dandelion teas	$(89,216)	$(136,076)	$(432,713)	$(394,140)
Water purifier	(18,334)	(19,525)	(55,520)	(68,243)
Loss from operations	$(107,550)	$(155,601)	$(488,233)	$(462,383)

	As of	As of
Segment assets	September 30, 2021	December 31, 2020
Dandelion teas	$12,599,936	$12,083,534
Water purifier	949,974	944,480
Total assets	$13,549,910	$13,028,014

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

NOTE 4. INVENTORIES, NET

Inventories consisted of the following:

	September 30,	December 31,
	2021	2020
Raw materials	$294,607	$290,922
Work in process	245,515	81,592
Finished goods	2,455,250	2,424,546
	2,995,372	2,797,060
Less: allowance for obsolete inventories	-	-
Inventories, net	$2,995,372	$2,797,060

NOTE 5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30,	December 31,
	2021	2020

Building and improvements	$23,358	$15,403
Machinery and equipment	657,126	650,961
Office equipment and furniture	120,226	82,080
Vehicles	869,358	858,486
	1,670,068	1,606,930
Less: Accumulated depreciation	(945,594)	(700,085)
Property and equipment, net	$724,474	$906,845

Depreciation expense for the nine months ended September 30, 2021 and 2021 was $235,666 and $198,081, respectively.

Depreciation expense for the three months ended September 30, 2021 and 2021 was $80,319 and $59,054, respectively

NOTE 6. PREPAID TAXES

Prepaid taxes as of September 30, 2021 and December 31, 2020, primarily consist of prepaid VAT in the amount of $678,651 and $653,479, respectively, which can be used to offset VAT payable when the Company incurs sales.

NOTE 7. SHORT-TERM LOAN

On March 17, 2020, Shandong Tengjunxiang and China Construction Bank entered into a one-year bank loan agreement in an amount of RMB 3,000,000, equivalent to $459,770. The term started March 17, 2020 with the maturity date on March 17, 2021. The loan balance bears interest rate of 4.025% per annum. The Company repaid the loan in full amount on March 17, 2021.

During the nine months ended September 30, 2021 and 2020, the Company recorded interest expense of $4,987 and $10,087, respectively.

NOTE 8. LOAN FROM THIRD PARTIES

As of September 30, 2021 and December 31, 2020, the Company had loan from third parties in the amount of $1,501,381 and $459,770, respectively. There was no agreement entered. These balances bear no interest, are unsecured and payable on demand.

NOTE 9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Accrued local taxes	$73,813	$39,572
Advance from employees	39,974	30,062
Payable for construction and improvements	110,041	49,650
Payable for machinery and equipment	39,420	50,965
Accrued payroll	17,721	-
Other	189,033	53,949
Total	$470,002	$224,198

The Company had advances from its employees for working capital purpose. These advances are unsecured, bear no interest, and payable on demand.

NOTE 10. INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Tengjunxiang HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiaries in PRC are subject to an enterprise income tax rate of 25%. The Company had recorded no income tax provisions for the nine months ended September 30, 2021 and 2020.

Provision for income tax expense (benefit) consists of the following:

For the Nine Months Ended September 30,
	2021	2020
Current
China	-	-

Deferred
China	-	-

Total provision for income tax expense (benefit)	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Nine Months Ended September 30,
	2021	2020

Hong Kong statutory income tax (benefit)	(16.5)%	(16.5)%
Valuation allowance recognized with respect to the loss in the Hong Kong entity	16.5%	16.5%
PRC statutory income tax (benefit)	(25.0)%	(25.0)%
Valuation allowance recognized with respect to the loss in PRC entities	25.0%	25.0%
Effective income tax rate	0.0%	0.0%

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing authority, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

As of September 30, 2021 and December 31, 2020, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized and have a 100% valuation allowance associated with its deferred tax assets.

NOTE 11. RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Xianchang Ma	Major shareholder, Chairman, president of the Company
Liuhong Liu	Shareholder
Pan Shi	Shareholder
Jin Tian	Shareholder

Due to related parties:

	September 30, 2021	December 31, 2020

Xianchang Ma	$12,987,203	$12,778,230
Liuhong Liu	5,557	5,028
Pan Shi	3,021	6,279
Jin Tian	67	-
	$12,995,848	$12,789,537

Due to related parties were non-trade balances advanced from its related parties for the Company’s purchase of equipment and daily operating expenses. The balances are unsecured, non-interest bearing, and payable on demand.

NOTE 12. LEASE

The Company leased a facility under an operating lease arrangement. The lease has initial lease term of 2 years.

Balance sheet information related to the Company’s lease is presented below:

	September 30, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$-	$2,827

Operating lease liabilities - current	$-	$2,827
Operating lease liability – non-current	-	-
Total operating lease liabilities	$-	$2,827

The following provides details of the Company’s lease expenses:

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Operating lease expenses	$2,885	$3,432

Other information related to leases is presented below:

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$2,885	$3,432

Weighted Average Remaining Lease Term:
Operating leases	-	0.91 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

NOTE 13. EQUITY

The equity structures as of September 30, 2021 was presented after giving retroactive effect to the reorganization of the Company that was completed in the fiscal year 2021. Immediately before and after the reorganization, the shareholders of Shandong Tengjunxiang controlled Tengjunxiang. Therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control.

Ordinary Shares

On July 19, 2021, Tengjunxiang was incorporated in the Cayman Islands. The Company’s authorized share capital consists of $50,000 divided into 500,000,000 Ordinary Shares, issued and outstanding, with a par value of $0.0001 per share.

Statutory Reserve

The Company operates in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the nine months ended September 30, 2021 and 2020, the Company made appropriation to the statutory reserve account amounted to $0 each due to the Company’s accumulated deficit.

NOTE 14. SUBSEQUENT EVENTS

On December 23, 2021 (the “Effective Date”), Tengjun Biotechnology Corp. (“Tengjun”), a Nevada corporation, the Company, and the Company’s eleven shareholders (the “Selling Shareholders”) entered into a Share Purchase/ Exchange Agreement (the “Agreement”). The Selling Shareholders collectively own 100% of all issued and outstanding shares of the Company (the “Company Shares”). Pursuant to the Agreement, the Selling Shareholders jointly agreed to sell or transfer to Tengjun one hundred percent (100%) of the Company Shares in exchange for a total of 19,285,714 shares of Tengjun’s common stock, par value $0.001 per share (the “Tengjun Shares”). As a result of such exchange (the “Stock Exchange”), the Company shall become a wholly-owned subsidiary of Tengjun and the Selling Shareholders shall collectively own 19,285,714 Tengjun Shares, representing approximately 29.53% of the then issued and outstanding shares of Tengjun Shares on a fully diluted basis.

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2021 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”